Exhibit 10.1

March 11, 2020

Todd Branning

(by hand delivery)

Re:	Notice of Employment Termination Dear Todd:

Reference is made to your Employment Agreement with Amneal Pharmaceuticals LLC and

Amneal Pharmaceuticals, Inc. (together, "Amneal") dated January 21, 2019 (your "Employment Agreement"). Your status as an officer of Amneal ends effective as of today, March 11, 2020, and you are hereby relieved of all of your duties and responsibilities related to your officer position. Your employment with Amneal will continue until March 31, 2020 (the "Termination Date"), and this letter constitutes notice under Section 4.1.6 of your Employment Agreement that your employment with Amneal will terminate without cause effective as of the Termination Date.

In order to receive any severance benefits under Section 4.4.2 of your Employment Agreement, you must sign and deliver to Lou Ann Carroll, VP Human Resources, the attached Release Agreement within 45 days after the date of this letter (but no earlier than the Termination Date), and not revoke the Release Agreement within seven days after the date you sign and deliver it.

Thank you for your service to Amneal and we wish you all the best in your future endeavors.

Sincerely,

Amneal Pharmaceuticals, Inc.

/s/ Chirag Patel

Chirag Patel

Director & Co-CEO/President

Attachment: Release Agreement

Cc (via email w/out attachment): Paul Meister, Board Chairman

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(To be signed within 45 days after March 11, 2020, and no earlier than March 31, 2020 (the "Termination Date").)

RELEASE AGREEMENT

1.

Subject to me signing and delivering this Release Agreement to Amneal Pharmaceuticals, Inc. ("Parent")within 45 days after March 11, 2020 (but no earlier than the Termination Date), and this Release Agreement becoming effective and irrevocable on the eighth day after I sign it (such date, the "Effective Date"), Parent  will  provide me with the severance benefits set forth on Exhibit A (the "Severance Benefits") in accordance with Section 4.4.2 of my Employment Agreement with Amneal Pharmaceuticals LLC (the "Company") and Parent, dated January 21, 2019 (the "Employment Agreement"). The Severance Benefits will be subject to any applicable tax withholdings.

2.

In exchange for my receipt of the Severance Benefits, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, I do hereby release and forever discharge the "Releasees" hereunder, consisting of the Company and Parent, and each of their subsidiaries and affiliates, and, in their capacity as such, each of their predecessors, successors, partners, directors, officers, employees, attorneys and agents, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses , costs , attorneys' fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent, in connection with or arising under my employment with the Company and Parent (hereinafter called "Claims"), which I now have or have ever had against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date I sign this Release Agreement. The Claims released herein include, but are not limited to: (1) all claims arising out of or in any way related to my service or employment relationship with any of the Releasees or the termination of that relationship; (2) all claims related to my compensation or benefits from the any of the Releasees, including salary, bonuses, commissions, paid time off, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in Parent, the Company or any of their respective subsidiaries and affiliates (collectively, the "Group Entities"); (3) all claims for breach of contract,  wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including (without limitation) claims for discrimination, harassment, retaliation, attorneys' fees, and other claims arising under the Age Discrimination in Employment Act, as amended (the "ADEA"); Title VII of the Civil Rights Act of 1964, as amended; the Equal Pay Act; the Civil Rights Act of 1866; the Family and Medical Leave Act of 1993, as amended; the Americans with Disabilities Act of 1990, as amended; the False Claims Act, as amended; the Employee Retirement  Income Security Act, as amended; the Fair Labor Standards Act, as amended; the Sarbanes-Oxley Act of 2002; the Worker Adjustment  Notification and Retraining Act; the New Jersey Law Against Discrimination; the New Jersey Conscientious Employee Protection Act; the New Jersey Family Leave Act; the New Jersey Wage Payment Law;

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the New Jersey Wage and Hour Law; the New Jersey Equal Pay Act; and retaliation claims under the New Jersey Workers' Compensation Law.

3.

Notwithstanding the foregoing, this Release Agreement shall not be construed in any way to release any Claim (i) to the Severance Benefits, (ii) to accrued or vested benefits I may have, if any, as of the date hereof under any applicable plan, policy, practice, program, contract or agreement with any Group Entity, (iii) for indemnification and/or advancement of expenses, arising under any indemnification agreement between me and any Group Entity or under the bylaws, certificate of incorporation or other similar governing document of any Group Entity or to coverage under applicable directors' and officers' or other third party liability insurance policy(ies) maintained by the Company or any of its affiliates, (iv) to any rights or benefits that may not be waived pursuant to applicable law, including, without limitation, any right to unemployment insurance benefits, (v) that arises after the date I execute this Release Agreement, or (vi) to my right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator.

4.

For the avoidance of doubt, nothing in this Release will be construed to prohibit me from filing a charge with, reporting possible violations to, or participating or cooperating with any governmental agency or entity, including but not limited to the EEOC, the Department of Justice, the Securities and Exchange Commission, the National Labor Relations Board, Congress, or any agency Inspector General, or making other disclosures that are protected under the whistleblower, anti-discrimination, or anti-retaliation provisions of federal, state or local law or regulation; provided, however, that I may not disclose information of the Releasees that is protected by the attorney-client privilege, except as otherwise required by law. I do not need the prior authorization of the applicable Releasee to make any such reports or disclosures, and I am not required to notify the applicable Releasee that I have made such reports or disclosures.

5.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given for the waiver and release I am providing herein is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release Agreement; (b) I should consult with an attorney prior to signing this Release Agreement (although I may choose voluntarily not to do so); (c) I have 45 days to consider this Release Agreement (although I may choose voluntarily to sign this Release Agreement before the end of the 45-day period) and to return the signed Release Agreement to Parent; (d) I have seven days following the date I sign this Release Agreement (the "Revocation Period") to revoke the Release Agreement as described below; and (e) this Release Agreement shall not be effective until the date upon which the Revocation Period has expired, which shall be the eighth day after I sign this Release Agreement. I understand and agree that if I choose to revoke this Release Agreement, I must deliver notice of such revocation in writing, by personal delivery, email or mail, to Lou Ann Carroll, VP Human Resources (louann.carroll@amneal.com) at Parent, 400

Crossing Boulevard, Third Floor, Bridgewater, New Jersey 08807, no later than 5:00 p.m.

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Eastern Time on the last day of the Revocation Period. If mailed, the revocation must be properly addressed and postmarked no later than the last day of the Revocation Period.

6.

I represent that I have no lawsuits, claims or actions pending in my name, or on behalf of myself or any other person or entity, against any of the Releasees. I agree that I will not voluntarily provide assistance, information or advice, directly or indirectly (including through agents or attorneys), to any person or entity in connection with any actual or potential claim or cause of action of any kind against the Releasees and I shall not induce or encourage any person or entity to do so, unless compelled or authorized to do so by law. Notwithstanding the foregoing, I retain the right to file a charge with the Equal Employment Opportunity Commission and equivalent federal, state and local agencies, and to cooperate with investigations by any such agencies.

7.

I acknowledge and represent that I have not suffered any discrimination or harassment by any of the Releasees on account of race, gender, national origin, religion, marital or registered domestic partner status, sexual orientation, age, disability, veteran status, medical condition or any other characteristic protected by applicable law. I acknowledge and represent that I have not been denied any leave, benefits or rights to which I may have been entitled under the FMLA or any other federal or state law, and that I have not suffered any job-related wrongs or injuries for which I might be entitled to compensation or relief. I further acknowledge and represent that, other than the Severance Benefits, I have been paid all wages, bonuses, compensation, benefits and other amounts that any of the Releasees has ever owed to me, and I am not entitled to any additional compensation, severance or benefits after the date on which my employment with the Group Entities terminated, with the sole exception of any benefit the right to which has vested under the express terms of a Group Entity benefit plan document.

8.

In addition, I hereby acknowledge my continuing obligations under my Employee Confidentiality, Non-Solicitation and Ownership of Inventions Agreement with the Company and under Section 6 of the Employment Agreement, including (without limitation) my obligations not to use or disclose any proprietary or confidential information of the Group Entities. If I make a request to Parent to keep my company cell phone, then Parent shall, upon my return of the cell phone, wipe all Company and Parent confidential and proprietary information from the cell phone and will return the cell phone to me as soon as practicable thereafter, at which point I shall be the owner of the cell phone. Notwithstanding anything herein or in my Employee Confidentiality, Non Solicitation and Ownership of Inventions Agreement with the Company, I acknowledge and I agree that, pursuant to 18 USC Section 1833(b), I will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

9.

I agree that if I commence any suit arising out of, based upon, or relating to any of the Claims released under this Release Agreement, then I will pay to the Releasees, and each of them, in addition to any other damages caused to the Releasees thereby, all attorneys'

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fees incurred by the Releasees in defending or otherwise responding to such suit; provided, that, this paragraph shall not apply with respect to any compulsory counterclaims within the meaning of Rule l 3(a) of the Federal Rules of Civil Procedure, asserted by me against the Releasees bringing claims against me.

10.

I agree that if any provision of this Release Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Release Agreement and the provision in question shall be modified so as to be rendered enforceable in a manner consistent with the intent of the parties insofar as possible under applicable law. I understand that this Release Agreement, together with my Employment Agreement, constitutes the complete, final and exclusive embodiment of the entire agreement between Parent, the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by Parent or the Company that is not expressly stated therein.

11.

I acknowledge that in order for this Release Agreement to become effective, I must sign this Release Agreement and return it by email or mail to Lou Ann Carroll, VP Human Resources (louann.carroll@amneal.com) at Parent , 400 Crossing Boulevard, Third Floor,

Bridgewater, New Jersey 08807, on or within 45 days after the date on which my employment terminated, and I must not exercise my right to revoke the Release Agreement as described above.

*****

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I have carefully read and fully understand this Release Agreement, and agree to be bound by its terms.

Name: Todd Branning

Signature:  /s/ Todd Branning

Date:  April 8, 2020

Acknowledged and agreed:

AMNEAL PHARMACEUTICALS, INC.

Chirag Patel

Co-Chief Executive Officer and President Date:

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EXHIBIT A

Severance Benefits

Parent will provide me with the following Severance Benefits, subject to my execution and non revocation of the Release Agreement through the Effective Date. By signing the Release Agreement, I agree that the Severance Benefits set forth below represent all amounts and benefits owed to me under Section 4.4.2 of the Employment Agreement, and that I shall not be paid or provided any Severance Benefits if I revoke the Release Agreement before the Effective Date.

1.

Parent will pay me an amount equal to $795,000 (which represents 1.5 times my base salary as in effect immediately before the Termination Date), which will be paid in equal installments on Parent's normal payroll dates over a period of 18 months following the Termination Date, with the first such installment to occur on the first payroll date following the Effective Date, and inclusive of any installments that would have been paid had the Release Agreement been immediately effective and irrevocable on the Termination Date. Each such payment will be deemed to be a separate payment under Section 409A of the Internal Revenue Code of 1986, as amended (the "Code").

2.	Parent will pay me a pro-rated portion of my incentive bonus under Parent's annual incentive program for the year 2020 (which, before applying the pro-ration, is targeted at

$265,000, equal to 50% of my base salary as in effect immediately before the Termination Date), based on the number of days I served Parent during 2020 and actual performance of the corporate goals for such incentive bonus, inclusive of any adjustments made by the Board that are applied to all other executive participants in the annual incentive program, such pro-rated incentive bonus to be paid in a lump sum in the year 2021 at the same time related bonuses are paid to executives who continue to be employed by Parent.

3.

During the period commencing on the Termination Date and ending on the 18-month anniversary of the Termination Date, or, if earlier, the date on which I become eligible for comparable replacement coverage under a subsequent employer' s group health plan (in any case, the "COBRA Period"), subject to my valid election to continue healthcare coverage under Section 4980B of the Code and the regulations thereunder, Parent shall, in its sole discretion, either (A) continue to provide to me and my dependents, at Parent' s sole expense, or (B) reimburse me and my dependents for coverage under its group health plan (if any) at the same levels in effect on the Termination Date; provided, however, that if (1) any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the continuation coverage period to be, exempt from the application of Section 409A of the Code under Treasury Regulation Section l .409A-l(a)(5), (2) Parent is otherwise unable to continue to cover me or my dependents under its group health plans, or (3) Parent cannot provide the benefit without violating applicable law (including,  without limitation, Section 2716 of the Public Health Service Act), then, in any such case, an amount equal to each remaining subsidy shall thereafter be paid to me in substantially equal monthly installments over the COBRA Period (or remaining portion thereof).

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4.	Outplacement services will be provided to me by a reputable national outplacement service provider for up to 12 months following the Termination Date.

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